Exhibit 10.1

AMENDMENT

 TO

ACCOUNTS RECEIVABLE FINANCE AGREEMENT

Amendment #1

Dated November 26, 2025

The Accounts Receivable Finance Agreement dated November 25, 2025 (the "Agreement"), between CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a California Corporation, and Fluent, Inc., a Delaware Corporation, Fluent, LLC, a Delaware Limited Liability Company, Fluent Media Labs, LLC, a Delaware Limited Liability Company, and AdParlor, LLC, a Delaware Limited Liability Company (individually and together hereinafter referred to as “Client”), is hereby amended in the specific section(s) as follows:

Section 3. COLLECTIONS, CHARGES AND REMITTANCES

3.7

Finance Fee. Client shall pay a Finance Fee to Bay View on the outstanding Advances under this Agreement at a floating rate per annum equal to the Prime Rate plus two percent (Prime + 2.00%) (the "Finance Rate"), which fee shall be payable and calculated as hereinafter set forth. Client shall pay such fee to Bay View on the last day of each month in an amount equal to (a) the quotient obtained by dividing the sum of the daily unpaid Advances outstanding on each day during the then current month by the actual number of days in such month (the "Daily Balance"), multiplied by (b) the quotient obtained by dividing the Finance Rate by 360, multiplied by (c) the actual number of days in the then current month. The Finance Rate shall increase or decrease monthly, on the first day of each month, by the amount of any increase or decrease in the Prime Rate but at no time will the Finance Fee be less than eight and three quarters of one percent (8.75%) for the first year from the Initial Funding Date, eight and one half of one percent (8.50%) for the second year of the Initial Term, and eight and one quarter of one percent (8.25%) for the third year of the Initial Term (the “Floor Rate”). For purposes of this Agreement, the "Prime Rate" is the Prime Rate publicly listed by the Western Edition of the Wall Street Journal on the first day of each month or, if the first day of such month is not a business day, on the last business day of the immediately preceding month. In the event the Prime Rate listed by the Wall Street Journal is a range, the highest rate in the range shall be the "Prime Rate". In no event shall the finance fee exceed the maximum rate of interest permitted by law.

The Amendment affects only the above listed Section(s) of the Agreement and all other provisions of the Agreement shall remain unchanged and in force as written or thereafter amended in writing.

This Amendment shall become effective when it is accepted and executed by an authorized officer of Buyer.

THE REST OF THIS PAGE IS INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

AGREED:

SELLER:	FLUENT, INC.

By:
RYAN MACNAB PERFIT CFO
(Print Name and Title)
	Date:	11/26/2025

FLUENT, LLC.

By:
RYAN MACNAB PERFIT CFO
(Print Name and Title)
Date:	11/26/2025

FLUENT MEDIA LABS, LLC.

By:
RYAN MACNAB PERFIT CFO
(Print Name and Title)
Date:	11/26/2025

ADPARLOR, LLC.

By:
RYAN MACNAB PERFIT CFO
(Print Name and Title)
Date:	11/26/2025

ACCEPTED:

BUYER:	CSNK WORKING CAPITAL FINANCE CORP. D/B/A BAY VIEW FUNDING

By:
Andrew Aquino EVP
(Print Name and Title)
	Date:	11/26/2025